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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTENNIAL RESOURCE DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CENTENNIAL RESOURCE DEVELOPMENT, INC.
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(720) 441-5515

April 25, 2017

Dear Stockholder:

        You are cordially invited to attend the 2017 annual meeting of stockholders (the "Annual Meeting") of Centennial Resource Development, Inc., a Delaware corporation, which will be held at 10:00 a.m., Central Time, on Tuesday, June 13, 2017, at the Sugar Land Marriott Town Square, 16090 City Walk, Sugar Land, TX 77479. At the Annual Meeting, stockholders will be asked to (i) elect two nominees to serve on our board of directors as Class I directors, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and (iii) act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. These proposals are more fully described in our proxy statement.

        On or about April 25, 2017, we will mail to our stockholders either a full set of paper proxy materials or a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the "Notice") containing instructions on how to access our proxy statement and our annual report for the fiscal year ended December 31, 2016 and authorize your proxy electronically via the Internet or by telephone. If you receive a Notice, it will also contain instructions on how to receive a paper copy of the proxy materials.

        It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or, if you receive paper proxy materials, by completing and returning the enclosed proxy card, so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

        Thank you for your ongoing support.

Sincerely, Mark G. Papa President, Chief Executive Officer and Chairman of the Board

CENTENNIAL RESOURCE DEVELOPMENT, INC.
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(720) 441-5515

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 13, 2017

To our Stockholders:

        The annual meeting of stockholders (the "Annual Meeting") of Centennial Resource Development, Inc., a Delaware corporation, will be held at the Sugar Land Marriott Town Square, 16090 City Walk, Sugar Land, TX 77479 on Tuesday, June 13, 2017, at 10:00 a.m., Central Time, for the following purposes:

  1.
  To elect two directors to our board of directors, each to serve as a Class I director for a term of three years expiring at our annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified. The following persons have been nominated as Class I directors:

  •
  Maire A. Baldwin; and

  •
  Robert M. Tichio;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 17, 2017, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.

        Whether or not you expect to be present at the Annual Meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or, if you received paper proxy materials, by completing and returning the enclosed proxy card. Voting instructions are provided in the Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting or, if you received paper proxy materials, printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

Mark G. Papa President, Chief Executive Officer and Chairman

Denver, Colorado
April 25, 2017

CENTENNIAL RESOURCE DEVELOPMENT, INC.
1401 SEVENTEENTH STREET, SUITE 1000
DENVER, COLORADO 80202

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2017

        This proxy statement is being furnished by and on behalf of the board of directors of Centennial Resource Development, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be voted at the Company's 2017 annual meeting of stockholders (the "Annual Meeting"). The date, time and place of the Annual Meeting are as follows:

Date:	June 13, 2017
Time:	10:00 a.m. (Central Time)
Place:	The Sugar Land Marriott Town Square 16090 City Walk Sugar Land, TX 77479

        At the Annual Meeting, the Company's stockholders will be asked to:

  •
  Elect two directors to our board of directors, each to serve as a Class I director for a term of three years expiring at our annual meeting of stockholders to be held in 2020 and until his or her respective successor is duly elected and qualified. The following persons have been nominated as Class I directors:

  •
  Maire A. Baldwin; and

  •
  Robert M. Tichio;

  •
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  •
  Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Our principal executive offices are located at 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, and our telephone number is (720) 441-5515.

        We are furnishing the proxy materials for the Annual Meeting by mailing to our stockholders either a full set of paper proxy materials or a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the "Notice"). The paper proxy materials and the Notice will first be mailed to stockholders on or about April 25, 2017.

Page
GENERAL INFORMATION ABOUT THE MEETING	1
Where and when will the Annual Meeting be held?	1
Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?	1
Why did you send me the proxy materials or the Notice?	1
Can I vote my shares of Common Stock by filling out and returning the Notice?	1
Who can vote?	1
How is a quorum determined?	2
What is the required vote for approval?	2
How do I vote by proxy?	2
How can I authorize my proxy online or via telephone?	3
What if other matters come up at the Annual Meeting?	3
Can I change my previously authorized vote?	3
Can I vote in person at the Annual Meeting rather than by authorizing a proxy?	3
Will my shares of Common Stock be voted if I do not provide my proxy?	3
What do I do if my shares are held in "street name"?	4
Who will count the votes?	4
Who pays for this proxy solicitation?	4
Who can help with my questions?	4
PROPOSAL 1 ELECTION OF DIRECTORS	5
Board Structure	5
Class I Election	5
Class I Nominees	5
Vote Required; Recommendation	6
Continuing Directors	6
CORPORATE GOVERNANCE	10
Board Role in Risk Oversight	10
Board Independence	10
Board Meetings	11
Committees of the Board	11
Audit Committee	11
Compensation Committee	12
Nominating and Corporate Governance Committee	13
Compensation Committee Interlocks and Insider Participation	14
Code of Business Conduct and Ethics	14
Policies Relating to our Board	14
Stockholder Communications with the Board	14
Board Leadership Structure	14
Separate Sessions of Independent Directors	14
AUDIT COMMITTEE REPORT	15
EXECUTIVE COMPENSATION	16
2016 Summary Compensation Table	16
Outstanding Equity Awards at 2016 Fiscal Year-End	17
Narrative Disclosures	17

i

ii

GENERAL INFORMATION ABOUT THE MEETING

        In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares of our Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock") and Class C Common Stock, par value $0.0001 per share (the "Class C Common Stock" and, together with the Class A Common Stock, the "Common Stock") at the Annual Meeting.

Where and when will the Annual Meeting be held?

        The date, time and place of the annual meeting are as follows:

  June 13, 2017
  10:00 a.m. (Central Time)
  The Sugar Land Marriott Town Square
  16090 City Walk
  Sugar Land, TX 77479

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting in the mail instead of a paper copy of the proxy materials?

        The United States Securities and Exchange Commission (the "SEC") has approved rules (the "e-proxy rules") allowing companies to furnish proxy materials, including this proxy statement and our annual report for the fiscal year ended December 31, 2016, to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We believe these e-proxy rules provide a convenient and quick way in which our stockholders can access the proxy materials and vote their shares of Common Stock, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, certain of our stockholders will receive a Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting (the "Notice"), and will not receive paper copies of the proxy materials unless they request them. Instead, the Notice will provide such stockholders with notice of the Annual Meeting and will also provide instructions regarding how such stockholders can access and review all of the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy electronically via the Internet or by telephone. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Why did you send me the proxy materials or the Notice?

        We sent you the proxy materials or the Notice because we are holding our Annual Meeting and our board of directors (the "Board") is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting.

Can I vote my shares of Common Stock by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy electronically via the Internet, by telephone or by requesting and returning a paper proxy card, or you may vote your shares of Common Stock by submitting a ballot in person at the meeting.

Who can vote?

        You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on April 17, 2017, the record date for determining the stockholders who are entitled to vote at the Annual Meeting. As of April 17, 2017, there were a total of 207,595,078 shares of Class A Common Stock and 19,155,921 shares of Class C Common Stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of Common Stock that you own.

How is a quorum determined?

        We will hold the Annual Meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote authorize their proxy online or telephonically, sign and return their proxy cards or attend the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

        The election of each of our Class I director nominees requires the vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such vote. Broker non-votes also have no effect on the outcome of the vote.

        The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain for purposes of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.

        The rules of the NASDAQ Capital Market (the "NASDAQ") permit brokers to vote uninstructed shares at their discretion regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, so there will be no broker non-votes on the proposal.

How do I vote by proxy?

        Follow the instructions on the Notice or the proxy card to authorize a proxy to vote your shares of Common Stock at the Annual Meeting electronically via the Internet or by telephone or, if you received paper proxy materials, by completing and returning the proxy card. The individuals named and designated as proxies will vote your shares of Common Stock as you instruct. You have the following choices in voting your shares of Common Stock:

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on the election of Class I directors, you may either vote "FOR" both directors or withhold your vote on either or both directors.

  •
  You may abstain from voting on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm, in which case no vote will be recorded with respect to the proposal.

        You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect both Class I director nominees and ratify the appointment of KPMG LLP as our independent registered public accounting firm.

How can I authorize my proxy online or via telephone?

        In order to authorize your proxy online or via telephone, go to www.proxyvote.com or call the toll-free number reflected on the Notice, and follow the instructions. Please have your Notice in hand when accessing the site, as it contains a 16-digit control number required for access. You can authorize your proxy electronically via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, on June 12, 2017, the day before the Annual Meeting.

        If you received paper proxy materials, you may also refer to the enclosed proxy card for instructions. If you choose not to authorize your proxy electronically, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

What if other matters come up at the Annual Meeting?

        As of the date of this proxy statement, the only matters we know of that will be voted on at the Annual Meeting are the proposals we have described herein: the election of two Class I directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of Common Stock at their discretion.

Can I change my previously authorized vote?

        Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the Internet, by telephone or by mail at any time prior to 11:59 p.m., Eastern Time, on June 12, 2017, the day before the Annual Meeting, by giving us a written notice revoking your proxy card or by attending the Annual Meeting and voting your shares of Common Stock in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

        Proxy revocation notices or new proxy cards should be sent to Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado, 80202, Attention: Secretary.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy?

        You can attend the Annual Meeting and vote your shares of Common Stock in person, however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a proxy card, will not prevent you from later attending the Annual Meeting. and voting your shares of Common Stock in person.

Will my shares of Common Stock be voted if I do not provide my proxy?

        Depending on the proposal, your shares of Common Stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NASDAQ rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a "routine" matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NASDAQ rules to vote on non-routine matters, which include the election of directors. If you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted and result in "broker non-votes." However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

What do I do if my shares are held in "street name"?

        If your shares of Common Stock are held in the name of your broker, a bank or other nominee in "street name," that party will give you instructions for voting your shares. If your shares of Common Stock are held in "street name" and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

Who will count the votes?

        Representatives of Continental Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

        We do. The Company has engaged Morrow Sodali ("Morrow Sodali"), to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Morrow Sodali a fee of $6,500, plus disbursements. The Company will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Common Stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.

Who can help with my questions?

        If you have additional questions about this proxy statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our annual report for the fiscal year ended December 31, 2016, please contact:

Centennial Resource Development, Inc.
1401 Seventeenth Street, Suite 1000
Denver, Colorado, 80202
Attention: Secretary

        If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue, 3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call toll free (877) 787-9239

PROPOSAL 1
ELECTION OF DIRECTORS

Board Structure

        There are currently eight directors on our Board, and seven of our directors are divided into three classes, with two directors in each of Class I and Class II and three directors in Class III. The terms of office of the two Class I directors will expire at the Annual Meeting. One additional director is elected each year by the holder of our Series A Preferred Stock, par value $0.0001 per share, to serve for a one year term expiring at the next annual meeting of our stockholders.

Class I Election

        The two nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve on our Board for a term of three years expiring at our annual meeting of stockholders in 2020 and until their respective successors are duly elected and qualified. Both nominees currently serve on our Board.

Class I Nominees

        The Class I nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Maire A. Baldwin (Class I)	Maire A. Baldwin, age 51, has served as a director since October 2016. Ms. Baldwin was employed as an Advisor to EOG Resources, Inc. (NYSE: EOG), an independent U.S. oil and gas company ("EOG"), from March 2015 until April 2016. Prior to that, she was employed at EOG as Vice President Investor Relations from 1996-2014. Ms. Baldwin has served as a director of the Houston Parks Board since 2011, a non-profit dedicated to developing parks and green space to the greater Houston area where she serves on several committees. She is co-founder of Pursuit, a non-profit dedicated to raising funds and awareness of adults with intellectual and developmental disabilities. Ms. Baldwin has an MBA from the University of Texas at Austin and a B.A. in Economics from the University of Texas at Austin. We believe Ms. Baldwin is qualified to serve on our Board due to her extensive experience in the energy industry.	2016
Robert M. Tichio (Class I)
	Robert M. Tichio, age 39, has served as a director since October 2016. Mr. Tichio is a Partner of Riverstone Investment Group LLC (together with its affiliates, "Riverstone") and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs which manages the firm's private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has been a director of Northern Blizzard Resources Inc. since June 2011 and a director EP Energy Corporation since September 2013. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE:GEI) from 2008 to 2013 and Midstates Petroleum Company, Inc. from 2012 to 2015. He holds an MBA from Harvard Business School and a bachelor's degree from Dartmouth College. We believe Mr. Tichio is qualified to serve on our Board due to his extensive private equity and mergers and acquisitions experience.	2016

Vote Required; Recommendation

        The election of a director to the Board requires the affirmative vote of a plurality of the votes validly cast at the Annual Meeting.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

Continuing Directors

        The five Class II and Class III directors whose terms will continue after the Annual Meeting and will expire at our 2018 (Class II) or 2019 (Class III) annual meeting of stockholders, as well as the director nominated for election by the holder of our Series A Preferred Stock at the Annual Meeting, are listed below.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Karl E. Bandtel (Class II)	Karl E. Bandtel, age 50, has served as a director since October 2016. Mr. Bandtel was a Partner at Wellington Management Company, where he managed energy portfolios, from 1997 until June 30, 2016 when he retired. He holds a M.S. degree in Finance from the University of Wisconsin-Madison and a B.S. degree from the University of Wisconsin-Madison. We believe Mr. Bandtel is qualified to serve on our Board due to his extensive experience in investing in energy companies, both public and private.	2016
Jeffrey H. Tepper (Class II)
	Jeffrey H. Tepper, age 51, has served as a director since February 2016. Mr. Tepper is Founder of JHT Advisors LLC, an M&A advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates. Mr. Tepper was Head of Investment Banking and a member of the Firm's Management Committee. Mr. Tepper is also the former Chief Operating Officer overseeing operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher's asset management activities and served as President. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and fund of hedge fund areas. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the mergers & acquisitions and merchant banking departments. Mr. Tepper has also served on the board of Silver Run Acquisition Corporation II (NASDAQ: SRUNU), a Riverstone-backed blank check company, since March 2017. Mr. Tepper received an MBA from Columbia Business School and a B.S. in Economics from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting. Mr. Tepper is experienced in mergers & acquisitions, corporate finance, leveraged finance and asset management. We believe Mr. Tepper is qualified to serve on our Board due to his significant investment and financial experience.	2016

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Mark G. Papa (Class III)	Mark G. Papa, age 70, has served as our Chief Executive Officer and a director since November 2015. Since October 2016, Mr. Papa has also served as our President. Mr. Papa is a Houston-based advisor to Riverstone. We currently anticipate that Mr. Papa will spend approximately 60% of his working time providing services to us as our President and Chief Executive Officer and approximately 40% of his working time providing services to Riverstone on matters unrelated to the Company. Prior to joining Riverstone in February 2015, Mr. Papa was Chairman and CEO of EOG from August 1999 to December 2013. Mr. Papa served as a member of EOG's board of directors from August 1999 until December 2014. Mr. Papa worked at EOG for 32 years in various management positions. Mr. Papa was retired from December 2013 through February 2015. Prior to joining EOG, Mr. Papa worked at Conoco Inc. for 13 years in various engineering and management positions. Mr. Papa has also served on the board of Oil States Industries (NYSE: OIS), an international field services company, since February 2001 and Casa de Esperanza, a non-profit organization serving immigrants, since November 2006. In February 2010 and 2013, the Harvard Business Review cited Mr. Papa as one of the 100 Best Performing CEOs in the World; both times Mr. Papa was the highest ranked Global Energy CEO. Additionally, Institutional Investor magazine repeatedly ranked him as the Top Independent E&P CEO. He received his B.S. in petroleum engineering from the University of Pittsburgh and an MBA from the University of Houston. We believe Mr. Papa is qualified to serve on our Board due to his significant experience in the energy industry.	2015

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
David M. Leuschen (Class III)	David M. Leuschen, age 66, has served as a director since October 2016. Mr. Leuschen is a Founder of Riverstone and has been a Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Leuschen was a Partner and Managing Director at Goldman Sachs and founder and head of the Goldman Sachs Global Energy and Power Group. Mr. Leuschen joined Goldman Sachs in 1977, became head of the Global Energy and Power Group in 1985, became a Partner of that firm in 1986 and remained with Goldman Sachs until leaving to found Riverstone in 2000. Mr. Leuschen also served as Chairman of the Goldman Sachs Energy Investment Committee, where he was responsible for screening potential capital commitments by Goldman Sachs in the energy and power industry and was responsible for establishing and managing the firm's relationships with senior executives from leading companies in all segments of the energy and power industry. Mr. Leuschen serves as a non-executive board member of Riverstone Energy Limited (LSE: REL) ("REL") since May 2013 and serves on the boards of directors or equivalent bodies of a number of private Riverstone portfolio companies and their affiliates. In 2007, Mr. Leuschen, along with Riverstone and The Carlyle Group ("Carlyle"), became the subject of an industry-wide inquiry by the Office of the Attorney General of the State of New York (the "Attorney General") relating to the use of placement agents in connection with investments by the New York State Common Retirement Fund ("NYCRF") in certain funds, including funds that were jointly developed by Riverstone and Carlyle. In June 2009, Riverstone entered into an Assurance of Discontinuance with the Attorney General to resolve the matter and agreed to make a restitution payment of $30 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen also entered into an Assurance of Discontinuance with the Attorney General in December 2009 and agreed that Riverstone and/or Mr. Leuschen would make a restitution payment of $20 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen has received an MBA from Dartmouth's Amos Tuck School of Business and an A.B. degree from Dartmouth College. We believe Mr. Leuschen is qualified to serve on our Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industry.	2016

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Pierre F. Lapeyre, Jr. (Class III)	Pierre F. Lapeyre, Jr., age 54, has served as a director since October 2016. Mr. Lapeyre is a Founder of Riverstone and has been a Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Lapeyre was a Managing Director of Goldman Sachs in its Global Energy and Power Group. Mr. Lapeyre joined Goldman Sachs in 1986 and spent his 14-year investment banking career focused on energy and power, particularly the midstream, upstream and energy service sectors. Mr. Lapeyre serves as a non-executive board member of REL since May 2013 and serves on the boards of directors or equivalent bodies of a number of private Riverstone portfolio companies and their affiliates. He has an MBA from the University of North Carolina at Chapel Hill and a B.S. in Finance and Economics from the University of Kentucky. We believe Mr. Lapeyre is qualified to serve on our Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industry.	2016
Tony R. Weber (Series A Preferred)
	Tony R. Weber, age 54, has served as a director since October 2016. Mr. Weber joined Natural Gas Partners in December 2003 and has served as a Managing Partner since November 2013. He previously served Natural Gas Partners in other capacities, including Managing Director from 2007 to November 2013. Prior to joining Natural Gas Partners, Mr. Weber was the Chief Financial Officer of Merit Energy Company from April 1998 to December 2003. Prior to that, he was Senior Vice President and Manager of Union Bank of California's Energy Division in Dallas, Texas from 1987 to 1998. Mr. Weber served as the Chairman of the Board for Memorial Resource Development, Inc. from its formation in January 2014 until Memorial Resource Development, Inc. was acquired by Range Resources Corporation in September 2016. In addition, Mr. Weber served as a director of the general partner of Memorial Production Partners LP from December 2011 to March 2016. Mr. Weber currently serves as a member of the Board of Directors for WildHorse Resource Development Corporation. Further, in his role at Natural Gas Partners, Mr. Weber serves on numerous private company boards as well as industry groups, including the IPAA Capital Markets Committee and Dallas Wildcat Committee. He currently serves on the Dean's Council of the Mays Business School at Texas A&M University and was a founding member of the Mays Business Fellows Program. Mr. Weber received a B.B.A. in Finance in 1984 from Texas A&M University. We believe Mr. Weber is qualified to serve on our Board due to his extensive corporate finance, banking and private equity experience.	2016

CORPORATE GOVERNANCE

Board Role in Risk Oversight

        The Board oversees the Company's management and, with the assistance of management, is actively involved in oversight of risks that could affect the Company. During the course of each year, the Board engages in the oversight of risk in various ways, including by (i) reviewing and approving management's operating plans and considering any risks that could affect operating results, (ii) reviewing the structure and operation of our various departments and functions and (iii) in connection with the review and approval of particular transactions and initiatives, reviewing related risk analyses and mitigation plans.

        The Board has also delegated certain risk oversight responsibility to committees of the Board as follows: (i) the audit committee of the Board (the "Audit Committee") oversees the Company's risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting processes of the Company, meeting periodically with management to discuss the Company's major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company's risk assessment and risk management policies; (ii) the compensation committee of the Board (the "Compensation Committee") oversees risk related to senior executive compensation; and (iii) the nominating and corporate governance committee of the Board (the "Nominating and Corporate Governance Committee") oversees risk related to corporate governance. Our senior management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Company must mitigate and/or manage.

Board Independence

        NASDAQ listing rules require that a majority of the board of directors of a company listed on NASDAQ be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Prior to December 28, 2016, we were a "controlled company" within the meaning of the NASDAQ listing rules and were able to take advantage of exemptions from certain corporate governance requirements regarding the independence of our Board and certain of its committees. Since we are no longer a controlled company, a majority of our Board must consist of independent directors within one year of the date we ceased to be a controlled company.

        Our Board has determined that Ms. Maire A. Baldwin and Messrs. Karl E. Bandtel, Jeffrey H. Tepper and Tony R. Weber are independent within the meaning of the NASDAQ listing rules and Rule 10A-3 of the Exchange Act.

        Our Corporate Governance Guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead director. The lead director's responsibilities include, but are not limited to: (i) presiding over all meetings of our Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; (ii) approving Board meeting schedules and agendas; and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. At such times as the Chairman of the Board is an independent director, the Chairman of the Board will serve as lead director. Our Board may modify its leadership structure in the future as it deems appropriate. As of April 25, 2017, the date of this proxy statement, our independent directors had not elected a lead director.

Board Meetings

        Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2016, the Board held three meetings and acted by unanimous written consent six times. During the fiscal year ended December 31, 2016, no incumbent director attended fewer than 75 percent of the total number of meetings of the Board (including consents to action in lieu of a meeting) held during the period for which he or she has been a director.

Committees of the Board

        The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

  Audit Committee

        The principal functions of our Audit Committee are detailed in the Audit Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

  •
  the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

  •
  pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

  •
  reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

  •
  setting clear hiring policies for employees or former employees of the independent auditors;

  •
  setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

  •
  obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

  •
  reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

  •
  reviewing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

        Our Audit Committee consists of Messrs. Jeffrey H. Tepper and Karl E. Bandtel and Ms. Maire A. Baldwin, with Mr. Tepper serving as the Chair. We believe that Messrs. Tepper and Bandtel and

Ms. Baldwin qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Tepper qualifies as our "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K.

        During the fiscal year ended December 31, 2016, the Audit Committee held two meetings.

  Compensation Committee

        The principal functions of our Compensation Committee are detailed in the Compensation Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

  •
  reviewing and approving on an annual basis the compensation of all of our other officers;

  •
  reviewing on an annual basis our executive compensation policies and plans;

  •
  implementing and administering our incentive compensation equity-based remuneration plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

  •
  if required, producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        Our Compensation Committee consists of Ms. Maire A. Baldwin and Messrs. Pierre F. Lapeyre, Jr., David M. Leuschen, Jeffrey H. Tepper and Tony R. Weber, with Mr. Lapeyre serving as the Chair. The NASDAQ listing rules require that, no later than 90 days after we ceased to be a controlled company, a majority of our Compensation Committee must consist of independent directors. Our Board has affirmatively determined that, as of March 28, 2017 (90 days after we ceased to be a controlled company), Ms. Maire A. Baldwin and Messrs. Jeffrey H. Tepper and Tony R. Weber meet the definition of "independent director" for purposes of serving on a compensation committee under the NASDAQ listing rules.

        The Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of two or more members of the Compensation Committee who are "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act and "outside directors" for the purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). On October 27, 2016, the Compensation Committee created a subcommittee (the "Section 162(m) Plan Subcommittee") consisting of Ms. Baldwin and Mr. Tepper to administer and make determinations from time to time with respect to awards granted or compensation to be provided under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the "LTIP") or any successor plan, including compensation that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, and the regulations promulgated thereunder. The Compensation Committee has determined that Ms. Baldwin and Mr. Tepper are both "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act and "outside directors" for the purposes of Section 162(m) of the Code. The charter of the Section 162(m) Plan Subcommittee is available on our website.

        The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. In determining 2016 compensation for our executives and directors, the Compensation Committee consulted with our Chief Executive Officer, including with respect to his own compensation. In January 2017, Company management engaged Longnecker & Associates to assess and make recommendations with respect to the amount and types of compensation to provide our executives. We have not engaged Longnecker & Associates to provide services other than executive compensation consulting services. Management and our Chief Executive Officer reviewed compensation assessments provided by Longnecker & Associates prior to and in connection with the recommendations made by our Chief Executive Officer to the compensation committee regarding executive compensation decisions made in February 2017, including with respect to the amount of annual bonuses paid to our executives for performance during 2016. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Longnecker & Associates and does not believe the work of Longnecker & Associates relating to our 2016 executive compensation raised a conflict of interest.

        During the fiscal year ended December 31, 2016, the Compensation Committee held one meeting.

  Nominating and Corporate Governance Committee

        The principal functions of our Nominating and Corporate Governance Committee are detailed in the Nominating and Corporate Governance Committee charter, which is posted on the Investor Relations portion of our website at www.cdevinc.com, and include:

  •
  assisting the Board in identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

  •
  recommending director nominees for election or for appointment to fill vacancies;

  •
  recommending the election of officer candidates;

  •
  monitoring the independence of board of director members;

  •
  ensuring the availability of director education programs; and

  •
  advising the Board about appropriate composition of the Board and its committees.

        The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

        Our Nominating and Corporate Governance Committee, which was formed on October 11, 2016, consists of Messrs. Karl E. Bandtel, Robert M. Tichio and Tony R. Weber, with Mr. Tichio serving as the Chair. The NASDAQ listing rules require that, no later than 90 days after we ceased to be a controlled company, a majority of our Nominating and Corporate Governance Committee must consist of independent directors. Our Board has affirmatively determined that, as of March 28, 2017 (90 days after we ceased to be a controlled company), Messrs. Karl E. Bandtel and Tony R. Weber meet the definition of "independent director" for purposes of serving on a nominations committee under the NASDAQ listing rules.

        The Corporate Governance and Nominating Committee did not meet during the fiscal year ended December 31, 2016.

        In addition, from time to time and as necessary to address specific issues, other committees may be established under the direction of our Board.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2016, no officer or employee served as a member of our Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

        We have adopted a written code of ethics (the "Code of Business Conduct and Ethics") that applies to our directors, officers and employees. This Code of Business Conduct and Ethics is designed to comply with SEC regulations and NASDAQ listing standards related to codes of conduct and ethics and is posted on the Investor Relations portion of our website at www.cdevinc.com. A copy of our Code of Business Conduct and Ethics is also available free of charge, upon request directed to Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, Attention: Secretary. We intend to disclose any amendments to, or waivers from, a provision of our Code of Business Conduct and Ethics on our website within four business days following the date of any such amendment or waiver.

Policies Relating to our Board

  Stockholder Communications with the Board

        All stockholders who wish to contact the Board may send written correspondence to Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, Attention: Secretary. Communications may be addressed to an individual director, to the non-management or independent directors as a group or to the Board as a whole, marked as confidential or otherwise. Communications not submitted confidentially, which are addressed to directors that discuss business or other matters relevant to the activities of our Board, will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director or group of directors to whom they are addressed, unless there are safety or security concerns that mitigate against further transmission.

  Board Leadership Structure

        Currently, Mark G. Papa serves as our President, Chief Executive Officer and Chairman of the Board, and we have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

  Separate Sessions of Independent Directors

        Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non-independent directors or present, on a regularly scheduled basis but not less than twice per year.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Company and KPMG LLP, the Company's independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2016 (the "Audited Financial Statements").

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 61, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (ii) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence; and (iii) discussed with KPMG LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Jeffrey H. Tepper (Chair)
Maire A. Baldwin
Karl E. Bandtel

EXECUTIVE COMPENSATION

        The following disclosure describes the material elements of the compensation of the Company's named executive officers for the fiscal year ended December 31, 2016 and is presented based on the reduced disclosure rules applicable to the Company as an "emerging growth company" within the meaning of the Securities Act. For the fiscal year ended December 31, 2016, our named executive officers were:

  •
  Mark G. Papa, President and Chief Executive Officer;

  •
  George S. Glyphis, Chief Financial Officer; and

  •
  Sean R. Smith, Chief Operating Officer.

        Mr. Papa has been our Chief Executive Officer and a director since November 2015 and has served as our President since the closing of the acquisition (the "Business Combination") of outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company ("CRP"), in October 2016. Prior to the closing of the Business Combination, we did not pay Mr. Papa any compensation for services rendered to us. During 2016 and through the closing of the Business Combination, Messrs. Glyphis and Smith were employees of CRP or one of its affiliates. Since the closing of the Business Combination, Mr. Glyphis has served as our Chief Financial Officer and Mr. Smith has served as our Chief Operating Officer.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark G. Papa, President and Chief Executive Officer(1)	2016	148,485	1,500,000	5,860,000	—	7,508,485
	2015	—	—	—	—	—
George S. Glyphis, Chief Financial Officer	2016	293,087	481,250	1,465,000	13,583	2,252,920
	2015	275,000	68,750	—	25,077	368,827
Sean R. Smith, Chief Operating Officer	2016	308,469	529,375	1,758,000	13,708	2,609,552

(1)
Although Mr. Papa has been our Chief Executive Officer and a director since November 2015, he did not receive any compensation from us until after the closing of the Business Combination.

(2)
Amounts for 2016 represent discretionary bonuses awarded in recognition of 2016 performance. Forty percent of the amount disclosed for each named executive officer was paid in the form of restricted shares of our Class A Common Stock that will vest in three substantially equal annual installments on each of the first three anniversaries of February 7, 2017, subject to the executive's continued service. For purposes of valuing these restricted stock awards, the Class A Common Stock was assumed to have a value of $18.35 per share. The grant date value of the restricted stock award received by each named executive officer, calculated using the $18.81 per share closing price of our Class A Common Stock on the date of grant, was $615,050 for Mr. Papa, $197,317 for Mr. Glyphis and $217,067 for Mr. Smith.

(3)
Amounts in this column reflect the aggregate grant date fair value of stock options granted during 2016 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. All of the stock options have an exercise price of $14.52, which was the closing price of our Class A Common Stock on the date of grant. We calculated the grant date fair value of the stock options using a Black-Scholes option pricing model and the following assumptions: a volatility of 40%, an option term of six years, a risk-free interest rate of 1.5%, a dividend yield of zero and a grant date fair value of our Class A Common Stock of $5.86.

(4)
Amounts in this column reflect, for all named executive officers, matching contributions to the 401(k) Plan made on their behalf for 2015 and 2016. See "—Narrative Disclosures—Retirement Benefits" for more information on matching contributions to the 401(k) Plan.

Outstanding Equity Awards at 2016 Fiscal Year-End

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options, Exercisable	Number of Securities Underlying Unexercised Options, Unexercisable(1)	Option Exercise Price	Option Expiration Date
Mark G. Papa	10/27/16	—	1,000,000	$14.52	10/26/26
George S. Glyphis	10/27/16	—	250,000	$14.52	10/26/26
Sean R. Smith	10/27/16	—	300,000	$14.52	10/26/26

(1)
All options vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with us through the applicable vesting date.

Narrative Disclosures

  Base Salaries and Annual Bonuses

        Although Mr. Papa has been our Chief Executive Officer and a director since November 2015, he did not receive any compensation from us until after the closing of the Business Combination. During 2016 and through the closing of the Business Combination, Messrs. Glyphis and Smith had annual base salaries of $275,000 and $283,250 respectively. Effective as of the closing of the Business Combination, the Compensation Committee approved an annual base salary for Mr. Papa and annual base salaries and annual target bonuses (expressed as a percentage of annual base salary) for Messrs. Glyphis and Smith, as set forth in the following table:

Named Executive Officer	Annual Base Salary ($)	Target Bonus (%)
Mark G. Papa	800,000	N/A	(1)
George S. Glyphis	350,000	100
Sean R. Smith	385,000	100

(1)
The Compensation Committee of the Board has not established a specific bonus target percentage for Mr. Papa and has discretion in determining his year-end bonus.

  Equity Compensation

        In connection with the closing of the Business Combination, our board of directors adopted and our stockholders approved the LTIP. On October 27, 2016, our Section 162(m) Plan Subcommittee granted Messrs. Papa, Glyphis and Smith options to purchase 1,000,000, 250,000 and 300,000 shares of our Class A Common Stock, respectively, under the LTIP at an exercise price per share of $14.52, which was the closing price of our Class A Common Stock on the date of grant. The options will vest and become exercisable in three substantially equal annual installments on each of the first three anniversaries of the date of grant, subject to the executive officer's continued service with us.

  Compensation of our Chief Executive Officer

        Mr. Papa is an advisor to Riverstone. We currently anticipate Mr. Papa will spend approximately 60% of his working time providing services for us as our President and Chief Executive Officer and approximately 40% of his working time providing services to Riverstone on matters unrelated to the Company. Since the closing of the Business Combination, this has been the approximate allocation of Mr. Papa's working time. The Compensation Committee and the Section 162(m) Plan Subcommittee were aware of Mr. Papa's continued service to Riverstone and considered it when determining an appropriate level of compensation for services as our President and Chief Executive Officer.

  Employment, Severance or Change in Control Agreements

        The Company has not entered into any employment, severance or change in control agreements with its named executive officers. In addition, the Company's named executive officers are not entitled to any payments or other benefits in connection with a termination of employment or a change in control.

  Retirement Benefits

        Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan (the "401(k) Plan") in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. The 401(k) Plan provides for matching contributions equal to 100% of the first 6% of employees' eligible compensation contributed to the 401(k) Plan. Employees are immediately 100% vested in the matching contributions. We do not typically provide any perquisites or special personal benefits to our named executive officers, but have from time to time reimbursed relocation expenses for our named executive officers.

  2017 Compensation

        We believe that subjective determination of bonuses and long-term equity awards based on a retrospective evaluation of performance against specified goals yields the most appropriate compensation outcomes. We also believe setting specific performance goals in advance helps establish important benchmarks and communicates the Company's top priorities to its named executive officers, other officers and employees. In setting compensation during 2017 for our named executive officers, and for other Company officers and employees, our board of directors and Compensation Committee have established the following principal goals to evaluate our 2017 performance: reinvestment rate of return on all 2017 capital expenditures; year over year production growth; expenses (including lease operating, transportation, G&A and interest expenses) on a per unit of production basis; net debt to total capitalization ratio; EBITDAX and cash flow growth; and absolute stock price performance. In addition to or instead of these performance goals, our board of directors and Compensation Committee may in the future establish performance goals based on other financial measures relating to returns and revenues as well as operational and strategic goals relevant to our annual operating plan.

Compensation of Directors

        Prior to the closing of the Business Combination, our directors received no compensation for their service on our board of directors. Since the closing of the Business Combination, directors employed by us or affiliated with Riverstone or Natural Gas Partners have continued to receive no compensation for serving on our board of directors or its committees. Effective October 11, 2016, our board of directors approved for each of Maire A. Baldwin, Karl E. Bandtel and Jeffrey H. Tepper an annual retainer of $87,500 per year in cash for service on our board of directors and its committees, payable quarterly in arrears and subject to proration for any partial year of service. In addition, our board of directors granted each of Ms. Baldwin and Messrs. Bandtel and Tepper 11,218 restricted shares of our Class A Common Stock under the LTIP, which will vest in a single installment on October 11, 2017. The board of directors anticipates that it will consider additional annual awards of restricted shares under our LTIP in the future that are intended to result in a total annual value of cash and equity-based compensation of approximately $250,000 being paid to Ms. Baldwin and Messrs. Bandtel and Tepper for service on our board of directors.

  2016 Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Maire A. Baldwin	19,260	224,677	244,335
Karl E. Bandtel	19,260	224,677	244,335
Jeffrey H. Tepper	19,260	224,677	244,335
Robert M. Tichio	—	—	—
David M. Leuschen	—	—	—
Pierre F. Lapeyre, Jr.	—	—	—
Tony R. Weber	—	—	—
William D. Gutermuth(2)	—	—	—
Diana J. Walters(2)	—	—	—

(1)
Amounts in this column reflect the aggregate grant date fair value of restricted shares computed in accordance with ASC Topic 718. Each of Ms. Baldwin and Messrs. Bandtel and Tepper held 11,218 unvested shares of our restricted stock as of December 31, 2016. None of our non-employee directors held any of our stock options or other equity awards as of such date.

(2)
Mr. Gutermuth and Ms. Walters resigned from our board of directors effective as of the closing of the Business Combination.

 EXECUTIVE OFFICERS

        The following sets forth, as of April 25, 2017, the ages, positions and selected biographical information for our executive officers who are not directors:

  George S. Glyphis—Chief Financial Officer

        George S. Glyphis, age 47, has been our Chief Financial Officer since October 2016. He has served as Vice President and Chief Financial Officer of Centennial Resource Management, LLC (the "Management Company") since July 2014. Prior to joining the Management Company, Mr. Glyphis served as a Managing Director in the Oil & Gas Investment Banking practice at J.P. Morgan where his client base comprised primarily upstream and integrated oil and gas companies. In his 21 years at J.P. Morgan, Mr. Glyphis led the origination and execution of transactions including initial public offerings, equity follow-on offerings, high yield and investment grade bond offerings, corporate mergers and acquisitions, asset acquisition and divestitures, and reserve-based and corporate lending. Mr. Glyphis earned his B.A. in History from the University of Virginia.

  Sean R. Smith—Chief Operating Officer

        Sean R. Smith, age 44, has been our Chief Operating Officer since October 2016. Mr. Smith has served as the Vice President, Geosciences of CRP since May 2014. Prior to joining CRP, from February 2013 to May 2014, Mr. Smith worked at QEP Resources, where he served in several roles, including as a General Manager, leading the geoscience, regulatory and reservoir engineering departments for the Williston, Powder River, and Denver Julesburg Basins. Prior to QEP Resources, from 2005 to February 2013, Mr. Smith worked at Resolute Energy Corporation as a Manager and Geologist. He has also worked in various geotechnical roles at Kerr-McGee and Sanchez Oil & Gas. Mr. Smith earned his B.A. in Geology from Lawrence University. He is licensed with the Texas Board of Professional Geoscientists and is a member of the American Association of Petroleum Geologists.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

        On November 6, 2015, Silver Run Sponsor, LLC, a Delaware limited liability company and an affiliate of Riverstone (our "Sponsor") purchased 11,500,000 shares of our Class B Common Stock, par value $0.0001 per share (the "founder shares"), from us, for an aggregate purchase price of $25,000, or approximately $0.002 per share. In February 2016, our Sponsor transferred 40,000 founder shares to each of our then independent directors (together with our Sponsor, the "initial stockholders") at their original purchase price. On February 24, 2016, we effected a stock dividend of approximately 0.125 shares for each outstanding founder share, resulting in the initial stockholders holding an aggregate of 12,937,500 founder shares. On April 8, 2016, following the expiration of the underwriters' remaining over-allotment option in connection with our initial public offering, which closed on February 29, 2016 (the "IPO"), our Sponsor forfeited 437,500 founder shares, so that the remaining 12,500,000 founder shares held by the initial stockholders would represent 20% of our then issued and outstanding shares of common stock. On October 11, 2016, all of the outstanding founder shares were automatically converted into shares of Class A Common Stock on a one-for-one basis in connection with the closing of the Business Combination.

        The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Class A Common Stock received upon conversion of their founder shares until the earlier to occur of: (A) one year after the closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing of the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

        On February 23, 2016, we entered into an administrative support agreement pursuant to which we agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. We paid the affiliate of our Sponsor $70,000 for such services for the nine months ended September 30, 2016. Following the closing of the Business Combination, we no longer pay these monthly fees.

Private Placement Warrants

        On February 29, 2016, our Sponsor purchased from us 8,000,000 warrants (the "Private Placement Warrants") at a price of $1.50 per whole warrant ($12.0 million in the aggregate) in a private placement that occurred simultaneously with the closing of our IPO. Each whole Private Placement Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was placed in our trust account along with the proceeds from our IPO. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

Related Party Loans

        On November 6, 2015, our Sponsor agreed to loan us an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a promissory note (the "2015 Note"). The 2015 Note was non-interest bearing and payable on the earlier of March 31, 2016 or the completion of our IPO. On November 10, 2015, we borrowed $150,000 under the 2015 Note, and we borrowed the remaining

$150,000 under the 2015 Note in February 2016. On February 29, 2016, the full $300,000 balance of the 2015 Note was repaid to our Sponsor.

        On August 2, 2016, we issued an unsecured, non-interest bearing promissory note to our Sponsor (the "2016 Note"). We borrowed $300,000 under the 2016 Note, and repaid the full $300,000 balance upon the closing of the Business Combination on October 11, 2016.

Agreements Relating to Our Business Combination

  Amended and Restated Limited Liability Company Agreement of CRP

        In connection with the closing of the Business Combination, on October 11, 2016, we, Centennial Resource Development, LLC ("CRD"), NGP Centennial Follow-On LLC ("NGP Follow-On") and Celero Energy Company, LP ("Celero" and together with CRD and NGP Follow-On, the "Centennial Contributors") entered into CRP's fifth amended and restated limited liability company agreement (the "A&R LLC Agreement"). The operations of CRP, and the rights and obligations of the holders of units representing common membership interests in CRP (the "CRP Common Units"), are set forth in the A&R LLC Agreement.

        Appointment as Manager.     Under the A&R LLC Agreement, we are a member and the sole manager of CRP. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of CRP without the approval of any other member, unless otherwise stated in the A&R LLC Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of CRP and the day-to-day management of CRP's business. Pursuant to the terms of the A&R LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of CRP except by our election.

        Compensation.     We are not entitled to compensation for our services as manager. We are entitled to reimbursement by CRP for any reasonable out-of-pocket expenses incurred on behalf of CRP, including all of our fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining our corporate existence.

        Recapitalization.     The A&R LLC Agreement provided for the exchange of all outstanding membership interests of CRP held by the Centennial Contributors prior to the closing of the Business Combination for newly issued CRP Common Units at the closing. Each CRP Common Unit entitles the holder to a pro rata share of the net profits and net losses and distributions of CRP. As of the closing of the Business Combination, the CRP Common Units represented an approximate 89% ownership interest in CRP.

        Distributions.     The A&R LLC Agreement allows for distributions to be made by CRP to its members on a pro rata basis out of "distributable cash" (as defined in the A&R LLC Agreement). We expect CRP may make distributions out of distributable cash periodically to the extent permitted by the debt agreements of CRP and necessary to enable us to cover our operating expenses and other obligations, as well as to make dividend payments, if any, to the holders of our Class A Common Stock. In addition, the A&R LLC Agreement generally requires CRP to make pro rata distributions to its members, including us, in an amount at least sufficient to allow us to pay our taxes.

        CRP Common Unit Redemption Right.     The A&R LLC Agreement provides a redemption right to the Centennial Contributors which entitles them to cause CRP to redeem, from time to time, all or a portion of their CRP Common Units for, at CRP's option, newly-issued shares of our Class A Common Stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A Common Stock for the five trading days prior to the date the Centennial Contributors deliver a notice of redemption for each CRP Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a "reclassification event" (as defined in the A&R LLC Agreement), the manager is to ensure that each CRP Common Unit is redeemable for the same amount and type of property, securities or cash that a share of Class A Common Stock becomes exchangeable for or converted into as a result of such "reclassification event." Upon the exercise of the redemption right, the Centennial Contributor will surrender its CRP Common Units to CRP for cancellation. The A&R LLC Agreement requires that we contribute cash or shares of our Class A Common Stock to CRP in exchange for a number of CRP Common Units in CRP equal to the number of CRP Common Units to be redeemed from the Centennial Contributor. CRP will then distribute such cash or shares of our Class A Common Stock to such Centennial Contributor to complete the redemption. Upon the exercise of the redemption right, we may, at our option, effect a direct exchange of cash or our Class A Common Stock for such CRP Common Units in lieu of such a redemption. Upon the redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be canceled.

        Change of Control.     In connection with the occurrence of a "manager change of control" (as defined below), we have the right to require each member of CRP (other than us) to cause CRP to redeem some or all of such member's CRP Common Units and a corresponding number of shares of Class C Common Stock, in each case, effective immediately prior to the consummation of the manager change of control. From and after the date of such redemption, the CRP Common Units and shares of Class C Common Stock subject to such redemption will be deemed to be transferred to us and each such member will cease to have any rights with respect to the CRP Common Units and shares of Class C Common Stock subject to such redemption (other than the right to receive shares of Class A Common Stock pursuant to such redemption). A "manager change of control" will be deemed to have occurred if or upon: (i) the consummation of a sale, lease or transfer of all or substantially all of our assets (determined on a consolidated basis) to any person or "group" (as such term is used in Section 13(d)(3)) that has been approved by our stockholders and board of directors, (ii) a merger or consolidation of the Company with any other person (other than a transaction in which our voting securities outstanding immediately prior to the transaction continue to represent at least 50.01% of our or the surviving entity's total voting securities following the transaction) that has been approved by our stockholders and board of directors or (iii) subject to certain exceptions, the acquisition by any person or "group" (as such term is used in Section 13(d)(3)) of beneficial ownership of at least 50.01% of our voting securities, if recommended or approved by our board of directors or determined by our board of directors to be in our and our stockholders' best interests.

        Maintenance of One-to-One Ratio.     The A&R LLC Agreement includes provisions intended to ensure that we at all times maintain a one-to-one ratio between (a) the number of outstanding shares of Class A Common Stock (or other equity securities of the Company) and the number of CRP Common Units (or other corresponding equity securities of CRP) owned by us (subject to certain exceptions for certain rights to purchase our equity securities under a "poison pill" or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under our equity compensation plans and certain equity securities issued pursuant to our equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) the number of outstanding shares of our Class C Common Stock and the number of CRP Common Units owned by the Centennial Contributors. This construct is intended to result in the Centennial Contributors having a voting interest in the Company that is identical to the Centennial Contributors' economic interest in CRP.

        Transfer Restrictions.     The A&R LLC Agreement generally does not permit transfers of CRP Common Units by members, subject to limited exceptions. Any transferee of CRP Common Units must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of CRP.

         Dissolution.     The A&R LLC Agreement provides that the unanimous consent of all members will be required to voluntarily dissolve CRP. In addition to a voluntary dissolution, CRP will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up CRP; (ii) second, to pay debts and liabilities owed to creditors of CRP; and (iii) third, to the members pro-rata in accordance with their respective percentage ownership interests in CRP (as determined based on the number of CRP Common Units held by a member relative to the aggregate number of all outstanding CRP Common Units, in each case treating all units of CRP on an as-converted basis).

        Confidentiality.     Each member has agreed to maintain the confidentiality of CRP's confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by our chief executive officer.

        Indemnification and Exculpation.     The A&R LLC Agreement provides for indemnification of the manager, members and officers of CRP and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, we, as the managing member of CRP, have the same fiduciary duties to CRP and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors.

        Amendment to A&R LLC Agreement.     On December 28, 2016 and March 20, 2017, in connection with the acquisition of leasehold interests and related upstream assets in Reeves County, Texas from Silverback Exploration, LLC and Silverback Operating, LLC (the "Silverback Acquisition"), the A&R LLC Agreement was amended by Amendment No. 1 to the A&R LLC Agreement and Amendment No. 2 to the A&R LLC Agreement, respectively (the "CRP Amendments"). Pursuant to the CRP Amendments, a new series of units representing preferred membership interests in CRP (the "Series B Preferred Units") were created, with 104,400 of such Series B Preferred Units issued to the Company, in connection with the contribution of proceeds from the private placements conducted in connection with the Silverback Acquisition. Pursuant to the CRP Amendments, the Series B Preferred Units have limited voting rights and are entitled to participate on an as-converted basis with the CRP Common Units in any distributions declared in accordance with the A&R LLC Agreement. The Series B Preferred Units will automatically convert to CRP Common Units upon the conversion of the Company's Series B Preferred Stock.

  Amended and Restated Registration Rights Agreement

        In connection with the closing of the Business Combination, on October 11, 2016, the Company entered into an amended and restated registration rights agreement (the "Registration Rights Agreement") with our Sponsor, certain of our former and current directors, Riverstone Centennial Holdings, L.P. ("Riverstone Centennial") and the Centennial Contributors, pursuant to which such parties are entitled to certain registration rights relating to (i) shares of our Class A Common Stock issued to our Sponsor and such former and current directors upon the conversion of their founder shares at the closing of the Business Combination, (ii) the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of such warrants), (iii) the shares of Class A Common Stock that have been or may be issued from time to time to certain members of CRP who own CRP Common Units upon the redemption or exchange by such members of CRP Common Units for shares of Class A Common Stock (the "Centennial Holder Shares") and (iv) the shares of Class A Common Stock issued to Riverstone Centennial in the Business Combination Private Placement (collectively, the "Registrable Securities").

        The holders of a majority of the Registrable Securities (other than the securities identified in clauses (iii) and (iv) of the preceding paragraph) are entitled to make up to three demands, excluding short form demands, that we register the resale of such securities, while holders of a majority of the Registrable Securities owned by Riverstone Centennial and its permitted transferees are entitled to five demands, excluding short form demands, that we register the resale of such securities. Additionally, the holders of a majority of the Centennial Holder Shares are entitled to demand one underwritten offering if the offering is reasonably expected to result in gross proceeds of more than $50 million. In connection with this Amended and Restated Registration Rights Agreement, we filed a Registration Statement on Form S-1 that was declared effective on November 21, 2016.

        The holders also have certain "piggy-back" registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act with respect to the founder shares and the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) October 11, 2017, (B) if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing Date, or (C) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants, November 11, 2016. We will bear the expenses incurred in connection with the filing of any such registration statements.

Subscription Agreements

        In connection with the Business Combination, on July 21, 2016, we entered into subscription agreements with certain investors pursuant to which such investors purchased, in the aggregate, 20,000,000 shares of Class A Common Stock at the closing of the Business Combination for an aggregate purchase price of $200 million. On the same date, the Company entered into a separate subscription agreement with Riverstone Centennial, pursuant to which Riverstone Centennial purchased 81,005,000 shares of Class A Common Stock at the closing of the Business Combination for an aggregate purchase price of approximately $810 million.

        In connection with the Silverback Acquisition, on November 27, 2016 (as amended on December 22, 2016), we entered into a subscription agreement with the Riverstone Purchasers, pursuant to which the Riverstone Purchasers agreed to purchase an aggregate of 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock at the closing for an aggregate purchase price of approximately $430 million. The shares of Series B Preferred Stock are convertible into shares of Class A Common Stock upon the approval of the Company's stockholders of such conversion at a special meeting. In addition, on December 2, 2016, we entered into subscription agreements with the other selling stockholders, pursuant to which such selling stockholders agreed to purchase an aggregate of 33,012,380 shares of Class A Common Stock at the closing for an aggregate purchase price of approximately $480 million. We refer to the subscription agreements entered into by the selling stockholders, including the Riverstone Purchasers, as the "Subscription Agreements."

        The shares of Class A Common Stock issued pursuant to the Subscription Agreements and shares of Class A Common Stock issued upon conversion of shares of Series B Preferred Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Subscription Agreements provided that the Company must register the resale of the shares of Class A Common Stock issued thereunder pursuant to a registration statement that must be filed within 75 calendar days after consummation of the Silverback Acquisition. In connection with the Subscription Agreement, we filed a Registration Statement on Form S-3 that was declared effective on April 25, 2017.

NGP Affiliated Companies

        In May 2016, the Company acquired acreage in close proximity to its operating area in Reeves County, Texas and wellbore only rights in an uncompleted horizontal wellbore for approximately $9.8 million from Caird DB, LLC, an affiliate of NGP.

        From time to time, the Company obtains services related to its drilling and completion activities from affiliates of NGP. In particular, the Company has paid the following amounts to the following affiliates of NGP for such services: (i) approximately $0.5 million during the year ended December 31, 2016 to Cretic Energy Services, LLC; and (ii) approximately $3.3 million during the year ended December 31, 2016 to RockPile Energy Services, LLC. On September 8, 2016, RockPile Energy Services, LLC, was purchased from NGP by a third party.

        The Company is party to a 15-year gas gathering agreement with PennTex Permian, LLC ("PennTex"), an NGP affiliated company, which terminates on April 1, 2029 and is subject to one-year extensions at either party's election. Under the agreement, PennTex gathers and processes the Company's gas. PennTex purchases the extracted natural gas liquids from the Company, net of gathering fees and an agreed percentage of the actual proceeds from the sale of the residue natural gas and natural gas liquids. Net payments received from PennTex for the periods from October 11, 2016, through December 31, 2016 (successor) and January 1, 2016, through October 10, 2016 (predecessor) and the years ended December 31, 2015 and 2014 were $0.2 million, $1.0 million, $1.2 million and $2.2 million, respectively. In the third quarter of 2016, PennTex sold its assets related to this agreement to a third party, and as such, this agreement is no longer with a related party to the Company.

        In October 2014, the gas gathering agreement with PennTex was amended to deal with the construction of an expansion of the gathering system and a receipt point.

Riverstone Affiliated Companies

        From time to time, the Company obtains services related to its drilling and completion activities from affiliates of Riverstone. In particular, the Company has paid the following amounts to the following affiliates of Riverstone for such services: (i) approximately $8.2 million during the year ended December 31, 2016 to Liberty Oilfield Services, LLC; and (ii) approximately $1.4 million during the year ended December 31, 2016 to Permian Tank and Manufacturing, Inc.

Other Affiliated Companies

        Mark G. Papa, our President, Chief Executive Officer and Chairman of the Board, serves as a director and Chairman of the Board of Oil States International, Inc., an energy services company publicly traded on the New York Stock Exchange ("Oil States"). From time to time, the Company obtains services related to drilling and completion activities from Oil States. In particular, during the fiscal year ended December 31, 2016, the Company paid approximately $1.2 million to Oil States.

Related Party Policy

        Prior to the closing of our IPO, we did not have a formal policy for the review, approval or ratification of related party transactions. Accordingly, certain of the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

        Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Business Conduct and Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A copy of our Code of Business Conduct and Ethics is available on our website at www.cdevinc.com.

        In addition, our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire Audit Committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee will be required to approve a related party transaction. A copy of the Audit Committee charter is available on our website. We also require each of our directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related party transactions.

        These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

        Our Audit Committee will review on a quarterly basis any payments that are made to our Sponsor, officers or directors, or our or their affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2016.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us regarding ownership of shares of our Common Stock as of April 24, 2017 by:

  •
  each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

  •
  each of our named executive officers and directors; and

  •
  all of our current executive officers and directors, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

        The beneficial ownership of our Common Stock is based on 226,750,999 shares of our voting common stock issued and outstanding in the aggregate as of April 24, 2017.

        Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% or Greater Stockholders
Funds affiliated with Riverstone Holdings(1)	104,858,590	44.7%
Funds affiliated with FMR LLC(2)(3)	25,140,224	11.1%
Funds affiliated with NGP Energy Capital Management, LLC(4)	19,155,121	8.4%
Funds advised by Capital Research and Management Company(5)	16,268,288	7.2%
Funds and accounts advised by T. Rowe Price Associates, Inc.(6)	11,359,106	5.0%
Directors and Named Executive Officers
Mark G. Papa	43,952	*
George S. Glyphis	10,490	—
Sean R. Smith	11,540	—
Jeffrey H. Tepper	51,218	*
Tony R. Weber	—	—
Robert M. Tichio	—	—
David M. Leuschen(1)	104,858,590	44.7%
Pierre F. Lapeyre Jr.(1)	104,858,590	44.7%
Maire A. Baldwin	11,218	*
Karl E. Bandtel	11,218	*
All directors and executive officers, as a group (11 individuals)	105,053,063	44.7%

*
Less than one percent.

(1)
Includes 61,743,780 shares of Class A Common Stock held of record by Riverstone VI Centennial QB Holdings, L.P. ("Riverstone QB Holdings), 18,250,421 shares of Class A Common Stock held of record by REL US Centennial Holdings, LLC ("REL US"), 4,484,389 shares of Class A Common Stock held of record by Riverstone Non-ECI USRPI AIV, L.P. ("Riverstone Non-ECI") and 12,380,000 shares of Class A Common Stock and warrants to purchase an additional 8,000,000 shares of Class A Common Stock held of record by Silver Run Sponsor, LLC ("Silver Run Sponsor"). David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Holdings LLC. Riverstone Holdings, LLC is the sole shareholder of Riverstone

  Energy GP VI Corp., which is the managing member of Riverstone Energy GP VI, LLC, which is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner of Riverstone QB Holdings. Riverstone Energy Partners GP VI, LLC is managed by a six person managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, Michael B. Hoffman, N. John Lancaster and, on a rotating basis, one of E. Bartow Jones, Baran Tekkora and Robert M. Tichio. As such, each of Riverstone Energy Partners GP VI, LLC, Riverstone Energy Partners VI, L.P., Riverstone Energy GP VI Corp., Riverstone Holdings LLC, Mr.Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the securities held directly by Riverstone QB Holdings. Riverstone Holdings II (Cayman) Ltd. is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited, which is the general partner of REL IP General Partner LP, which is the managing member of REL US. Mr. Leuschen and Mr. Lapeyre are the sole shareholders of Riverstone Holdings II (Cayman) Ltd. and have or share voting and investment discretion with respect to the securities held of record by REL US Centennial Holdings, LLC. As such, each of REL IP General Partner LP, REL IP General Partner Limited, Riverstone Energy Limited Investment Holdings, LP, Riverstone Holdings II (Cayman) Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Riverstone Non-ECI GP Ltd. is the sole member of Riverstone Non-ECI Partners GP Cayman LLC, which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P., which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C., which is the general partner of Riverstone Non-ECI. Riverstone Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI USRPI AIV GP, L.L.C., Riverstone Non-ECI Partners GP (Cayman), L.P., Riverstone Non-ECI Partners GP Cayman LLC, Riverstone Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Silver Run Sponsor Manager, LLC is the managing member of Silver Run Sponsor. Riverstone Holdings LLC is the managing member of Silver Run Sponsor Manager, LLC. As such, each of Silver Run Sponsor Manager, LLC, Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the common stock held directly by Silver Run Sponsor, LLC. Each such entity or person disclaims any such beneficial ownership of such securities. The business address for Silver Run Sponsor and Silver Run Sponsor Manager, LLC is 1000 Louisiana Street, Suite 1450, Houston, Texas 77002. The business address for each other person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(2)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address is 245 Summer Street, Boston, MA 02210. This information is based upon the Schedule 13G filed by FMR LLC on February 14, 2017.

(3)
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company

  ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
Includes 4,246,898 shares of Class C Common Stock held of record by Celero (the "Celero Shares"), 12,227,062 shares of Class C Common Stock held of record by CRD (the "CRD Shares") and 2,681,961 shares of Class C Common Stock held of record by NGP Follow-On (the "NGP Follow-On Shares" and, together with the Celero Shares and the CRD Shares, collectively, the "Centennial Contributor Shares").

  Celero Energy Management, LLC, the general partner of Celero ("Celero GP"), has voting and dispositive power over the Celero Shares. The board of managers of Celero GP consists of David Hayes, Bruce Selkirk and Christopher Ray. None of such persons individually have voting and dispositive power over the Celero Shares, and the board of managers of Celero GP acts by majority vote and thus each such person is not deemed to beneficially own the Celero Shares. Natural Gas Partners VIII, L.P. ("NGP VIII") owns 94.7% of the membership interests of Celero GP, and the remaining 5.3% is held by certain members of Celero's management team and other minority owners. As a result, NGP VIII may be deemed to indirectly beneficially own the Celero Shares. NGP VIII disclaims beneficial ownership of the Celero Shares except to the extent of its pecuniary interest therein. G.F.W. Energy VIII, L.P. (the sole general partner of NGP VIII) and GFW VIII, L.L.C. (the sole general partner of G.F.W. Energy VIII, L.P.) may each be deemed to share voting and dispositive power over the Celero Shares and therefore may also be deemed to be the beneficial owner of the Celero Shares. GFW VIII, L.L.C. has delegated full power and authority to manage NGP VIII to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over the Celero Shares and therefore may also be deemed to be the beneficial owner of the Celero Shares.

  The board of managers of CRD has voting and dispositive power over the CRD Shares. The board of managers of CRD consists of Ward Polzin, Bret Siepman, Chris Carter, David Hayes, Martin Sumner, Christopher Ray and Tony R. Weber. None of such persons individually have voting and dispositive power over the CRD Shares, and the board of managers of CRD acts by majority vote and thus each such person is not deemed to beneficially own the CRD Shares. NGP X US Holdings, L.P. ("NGP X US Holdings") owns approximately 86% of CRD, and certain members of CRD's management team own approximately 14%. Certain members of CRD's management team and certain of CRD's employees also own incentive units in CRD. As a result, NGP X US Holdings may be deemed to indirectly beneficially own the CRD Shares. NGP X US Holdings disclaims beneficial ownership of the CRD Shares except to the extent of its pecuniary interest therein.

  NGP Centennial Follow-On LLC is managed by its managing member, NGP X US Holdings. As such, NGP X US Holdings has voting and dispositive power over the NGP Follow-On Shares. NGP X US Holdings disclaims beneficial ownership of the NGP Follow-On Shares except to the extent of its pecuniary interest therein. NGP X Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.) and GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) may each be deemed to share voting and dispositive power over the CRD Shares and the NGP Follow-On Shares and therefore may also be deemed to be the beneficial owner of the CRD Shares and the NGP Follow-On Shares. GFW X, L.L.C. has delegated full power and authority to manage NGP X US Holdings to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over the CRD Shares and the NGP

  Follow-On Shares and therefore may also be deemed to be the beneficial owner of the CRD Shares and the NGP Follow-On Shares.

  Chris Carter and Tony R. Weber (one of our directors), are managing partners of NGP Energy Capital Management, L.L.C. In addition, Craig Glick and Christopher Ray are members of the executive committee of NGP Energy Capital Management, L.L.C. Although none of Messrs. Carter, Weber, Glick or Ray individually have voting or dispositive power over the Centennial Contributor Shares, such individuals may be deemed to share voting and dispositive power over the Centennial Contributor Shares and therefore may also be deemed to be the beneficial owner of the Centennial Contributor Shares. Each of Messrs. Carter, Weber, Glick and Ray disclaim beneficial ownership of the Centennial Contributor Shares except to the extent of their respective pecuniary interest therein.

  This information is based upon the Schedule 13D filed jointly by CRD, NGP X US Holdings, L.P., NGP X Holdings GP, L.L.C., NGP Natural Resources X, L.P., G.F.W. Energy X, L.P., GFW X, L.L.C. and NGP Energy Capital Management, L.L.C. on October 21, 2016.

(5)
Includes 7,542,654 shares of Class A Common Stock and warrants exercisable for 17,233 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. ("SCWF"), 8,209,667 shares of Class A Common Stock and warrants exercisable for 29,433 shares of Class A Common Stock held by The Growth Fund of America ("GFA") and 456,142 shares of Class A Common Stock held by Capital Group Global Equity Fund (Canada) ("CGGEF," and, together with SCWF and GFA, the "CRMC Stockholders"). Capital Research and Management Company ("CRMC") is the investment adviser to each of the CRMC Stockholders. CRMC and/or Capital World Investors ("CWI") may be deemed to be the beneficial owner of all of the securities held by the CRMC Stockholders; however, each of CRMC and CWI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O'Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SCWF. Christopher D. Buchbinder, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Michael T. Kerr, Ronald B. Morrow, Donald D. O'Neal, Martin Romo, Lawrence R. Solomon, James Terrile and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by GFA. Leo Hee, Carl M. Kawaja and Dina N. Perry, as portfolio managers, have voting and investment power over the securities held by CGGEF. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Stockholders may be affiliates of a broker-dealer. Each of the CRMC Stockholders acquired the shares being registered hereby in the ordinary course of its business. This information is based upon the Schedule 13G filed by CWI on February 13, 2017 and subsequent exercise of an aggregate of 46,666 warrants held by funds affiliated with CWI for an aggregate of 13,159 shares of Class A Common Stock.

(6)
T. Rowe Price Associates, Inc., is a registered investment adviser ("Fund Manager" or "TRPA"). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. ("TRPIS"). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts that hold shares of the Company. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address for TRPA is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon the Schedule 13G filed by TRPA on February 7, 2017.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP, which has been our independent audit firm since November 18, 2016, has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2017, and our Audit Committee has further directed that the appointment of KPMG LLP be submitted for ratification by our stockholders at the Annual Meeting. We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

        Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our amended and restated bylaws, Corporate Governance Guidelines, committee charters or otherwise. However, our Board is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders' best interests.

Principal Accounting Firm Fees

        During the fiscal year ended December 31, 2016, WithumSmith+Brown, PC ("Withum") was the Company's principal accountant during the period from January 1, 2016 to November 18, 2016, on which date the audit committee of our board of directors approved a change in accountants and engaged KPMG LLP ("KPMG") as the Company's principal accountant. The following is a summary of fees paid to Withum and KPMG for services rendered:

	Withum	KPMG
2016:
Audit fees	$64,000	$500,000
Audit-related fees	83,000	100,000
Tax fees	—	—
All other fees	—	—

Total	$147,000	$600,000

Audit Committee Approval

        Since our Audit Committee was not formed until our listing on NASDAQ, the Audit Committee did not pre-approve audit services in connection with our IPO, including the review of our registration statement on Form S-1 and amendments thereto, comfort letters and consents. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee approved, on November 18, 2016, the engagement of Withum to perform the non-audit services rendered in connection with our quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and, on November 18, 2016, the engagement of KPMG to perform the audit services rendered in connection with our annual report for the fiscal year ended December 31, 2016.

Vote Required; Recommendation

        The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. NASDAQ rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 ANNUAL REPORT

        Our annual report for the fiscal year ended December 31, 2016 accompanies this proxy statement.

OTHER BUSINESS

        Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

        If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2018 annual meeting of stockholders, you must submit the proposal to our Secretary no later than December 26, 2017 in accordance with Rule 14a-8.

        In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2018 annual meeting, you must comply with our amended and restated bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than February 13, 2018, and no later than the close of business on March 15, 2018, and otherwise comply with the advance notice and other provisions set forth in our amended and restated bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, stockholders should refer to Article II, Section 2.7 of our amended and restated bylaws, a current copy of which may be obtained from our Secretary.

AVAILABILITY OF CERTAIN DOCUMENTS

        A copy of our 2016 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement and proxy materials to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2016 Annual Report on Form 10-K including exhibits. Please send a written request to our General Counsel at:

Centennial Resource Development, Inc.
1401 Seventeenth Street, Suite 1000
Denver, Colorado, 80202
Attention: General Counsel

        The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics are posted in the Investor Relations portion of our website at www.cdevinc.com, and are also available in print without charge upon written request to our General Counsel at the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (720) 441-5515.

        If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

CENTENNIAL RESOURCE DEVELOPMENT, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2017 The undersigned hereby appoints Mark G. Papa, George S. Glyphis and Davis O’Connor (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Centennial Resource Development, Inc. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the annual meeting of stockholders of the Company to be held on June 13, 2017 at 10:00 a.m., Central Time, at the Sugar Land Marriott Town Square, 16090 City Walk, Sugar Land, TX 77479, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the annual meeting. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE CLASS 1 DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2017 Annual Meeting Proxy Statement and the 2016 Annual Report to Stockholders are available at: http://www.cstproxy.com/cdevinc/2017

Please mark vote as CENTENNIAL RESOURCE DEVELOPMENT, INC. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS 1 DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. indicated in this example 1. To elect two directors to our board of directors, each to serve as a Class I director for a term of three years expiring at our annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified. The following persons have been nominated as Class I directors: 01 Maire A. Baldwin 02 Robert M. Tichio To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee on the line below. FOR ALL WITHHOLD FOR ALL 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. FOR AGAINST ABSTAIN EXCEPT NOMINEE ALL Dated: , 2017 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. X